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                                                                   EXHIBIT 10(m)

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

              This Supplemental Executive Retirement Plan (the "Supplemental Plan") was adopted and established, effective September 28, 1989, by Handy & Harman, a New York corporation (the "Company") for Eligible Executives who participate in the Handy & Harman Pension Plan (the "Pension Plan") which Pension Plan is intended to satisfy the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). The Supplemental Plan is hereby amended and restated, effective as of January 1, 1995.

              1. PURPOSE. The Supplemental Plan shall provide for the payment of supplementary retirement benefits to compensate an Eligible Executive for the amount of the reduction, if any, in his benefits under the Pension Plan on account of (i) the application of Section 401(a)(17) or Section 415 of the Code, or (ii) the exclusion from "pay," as defined in Section 3.1 of the Pension Plan of amounts received under the Company's Management Incentive Plan ("MIP").

              2. PARTICIPATION. As used in the Supplemental Plan, the term "Eligible Executive" shall mean any corporate officer of the Company who participates in the Pension Plan. Subject to the provisions of Section 10 hereof, no corporate officer shall receive any benefits hereunder prior to the time such officer

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shall have become eligible for Early Retirement, Normal Retire-ment or eligible for Disability Retirement under the Pension Plan after the effective date herein and have been an Officer of the Company for Five (5) years.

              3. RETIREMENT BENEFITS. The benefit payable under the Supplemental Plan shall be an amount equal to the excess, if any, of (a) over (b), where:

              (a) equals the initial benefit which would be payable pursuant to the Pension Plan determined without regard to the limits of
              Section 401(a)(17) or Section 415 of the Code and including within the definition of "pay" under the Pension Plan fifty percent (50%) of the amounts awarded to the Eligible Executive pursuant to the MIP; and

              (b) equals the initial benefit payable under the Pension Plan.

              Benefits under the Supplemental Plan shall commence at the same time, shall be payable in the same manner (except such benefits shall not be adjusted for cost of living increases under the Pension Plan), and shall continue on a coterminous basis with the benefits paid to the Eligible Executive under the Pension Plan. Benefits hereunder, if any, shall be paid to the Eligible Executive or in the event of the Eligible Executive's death, to the surviving spouse or such other beneficiary of the Eligible

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Executive to whom payments under the Pension Plan are made following the death of the Eligible Executive.

              4. SOURCE OF BENEFITS. The benefits payable under the Supplemental Plan shall be paid exclusively from the Company's general assets. In this regard, the Company may create a grantor trust (within the meaning of Section 671 of the Code) in connection with the Supplemental Plan to which it shall from time to time contribute amounts to accumulate an appropriate reserve against its obligations hereunder. Such trust and any assets held by such trust to assist the Company in meeting its obligations under the Supplemental Plan shall conform to the terms of the model trust as described in the Internal Revenue Service Procedure 92-64 (I.R.B. 1992-33). Notwithstanding the creation of such trust, the benefits hereunder shall be a general obligation of the Company. Payment of benefits from such trust shall, to that extent, discharge the Company's obligations under this Supplemental Plan. Eligible Executives shall have only a contractual right as general creditors of the Company to the amounts, if any, payable hereunder and such right shall not be secured by any assets of the Company or the trust.

              5. CONSTRUCTION. The Company intends the Supple- mental Plan to be exempt from Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as a benefit plan which is unfunded and is maintained by an employer primarily

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for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and any ambiguities in construction shall be resolved in favor of interpretations which will effectuate such intention. The Supplemental Plan shall be governed by and construed in accordance with the laws of the State of New York to the extent such laws are not preempted by ERISA.

              6. ADMINISTRATION OF THE SUPPLEMENTAL PLAN. The Supplemental Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Supplemental Plan and decide or resolve any and all questions including interpretations of the Supplemental Plan as may arise in connection with the Supplemental Plan. The Committee shall also designate from time to time those eligible for inclusion in the Supplemental Plan. The Committee may employ agents and delegate to them such administrative duties as it sees fit and may consult with counsel who may be counsel to the Company. The decision or action of the Committee in respect of any question arising out of or in connection with the administration, interpretation and application of the Supplemental Plan and the rules and regulations thereunder

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shall be final and conclusive and binding upon all persons having any interest therein.

              7. TERMINATION, SUSPENSION OR AMENDMENT. The Board of Directors of the Company in its sole discretion may terminate, suspend or amend the Supplemental Plan at any time or from time to time, in whole or in part; provided, however, that no such termination, suspension or amendment shall adversely affect the benefits of any corporate officer of the Company who is vested or eligible for Disability Retirement under the Pension Plan and has been an Officer of the Company for Five (5) years.

              8. EFFECTIVE DATE. The effective date of the Supplemental Plan shall be September 28, 1989, as amended December 13, 1993, and as amended and restated as of January 1, 1995.

              9. GENERAL CONDITIONS. No interest of any person and no benefit payable hereunder shall be assigned as security for a loan and any such purported assignment shall be null, void and of no effect. No such interest or benefit shall be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through any person and any such purported action shall be null, void and of no effect.

              No Eligible Executive and no other person shall have any legal or equitable right or interest in the Supplemental Plan which are not expressly granted hereunder. Participation

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hereunder does not give any person any right to be retained in the service of the Company or to continue in its employ, the right and power of the Company to dismiss or discharge any executive is expressly reserved.

              10. ACCELERATION OF PAYMENTS. In the event a "change in control" of the Company as hereinafter defined shall occur, the Actuarial Equivalent (as defined in the Pension Plan) of the amount of the benefits hereunder shall be determined for each Eligible Executive and for each other executive who is a corporate officer of the Company. The aggregate amount of all such Actuarial Equivalents shall be paid into a grantor trust (which may include the grantor trust referred to in Section 4 hereof) established by the Company for payment to such Eligible Executives and other executives in accordance with the terms of such trust fund. For purposes of the Supplemental Plan, "change in control" shall occur if

              (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company), is or becomes the

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         "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

              (b) during any period of two consecutive years (not including any period prior to the adoption of the Supplemental Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

              (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; other than
         (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Com-

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pany or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

              (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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